BerryDunn

October 31, 2014

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated October 31, 2014, of Camden National Corporation and are in agreement with the statements contained therein concerning our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Berry Dunn McNeil & Parker, LLC

100 Middle Street • PO Box 1100 • Portland, ME 04104-1100 • t: 207.541.2200 • f: 207.774.2375 • www.berrydunn.com